UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

NOWTRANSIT INC.

(Exact name of the registrant as specified in its charter)

Nevada	333-234487	98-1498782
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2825 East Cottonwood Parkway

Suite 500 - #5130

Salt Lake City, UT 84121

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (801) 382-7806

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2022, Nowtransit Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with an accredited investor pursuant to which the Company sold to the purchaser 40,000 shares of the Company’s Series A Convertible Preferred Stock (the “Series A”) at a purchase price of $1.00 per share (the “Offering”). The Company received $40,000 in gross proceeds from the Offering, before deducting legal fees and related offering expenses. Each share of the Series A is convertible into three shares of the Company’s common stock at the holder's election, subject to a 4.99% beneficial ownership limitation which may be increased to 9.99% upon 61 days’ notice.

The foregoing description of the terms of the Series A and the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the copies of the Series A and the Agreement, which were filed as Exhibits 10.1 and 10.2 to the Form 10-K dated November 26, 2021 and Form 10-Q dated January 14, 2022, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
3.1	Certificate of Designation of Series A Convertible Preferred Stock	10-K	11/26/2021	3.3
10.1	Stock Purchase Agreement dated November 3, 2021*	10-Q	1/14/2022	10.1
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOWTRANSIT INC.

November 29, 2022	By:	/s/ Justin Earl
Justin Earl, Chief Executive Officer